UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2016

Autodesk, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14338	94-2819853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 McInnis Parkway, San Rafael, California		94903
(Address of Principal Executive Offices)		(Zip Code)
(415) 507-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Executive Participation in Executive Incentive Plan for Fiscal Year 2017
On March 9, 2016, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of Autodesk, Inc. (the “Company”) determined the target awards and payout formulas for fiscal year 2017 under the Autodesk Executive Incentive Plan (the “EIP”). The EIP is an annual cash incentive plan intended to motivate and reward participants to ensure the Company achieves its annual financial and non-financial objectives. The EIP was last approved by the stockholders in June 2014 and is intended to permit the payment of bonuses that may qualify as performance-based compensation under Internal Revenue Code Section 162(m). Each of the Company’s executive officers is eligible to participate in the EIP.
For each executive participant, the Compensation Committee established a target award equal to a specified percentage of such participant’s base salary ranging from 75% to 125% (the “Participant’s Target Amount”). The Compensation Committee determined an EIP funding formula related to achievement of certain new model* annualized recurring revenue (“ARR”)*, net new model subscription additions, and total subscription renewal rate levels for fiscal 2017. If the Company does not meet one of these goals then the EIP will not be funded.
The actual bonuses payable for fiscal 2017 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of other goals approved by the Compensation Committee, such as metrics relating to achievement of net new model subscription additions, new model ARR, total non-GAAP spend, total subscription renewal levels and deferred revenue, and other factors set forth in the EIP, such as individual performance. Accordingly, each participant could receive a bonus ranging from zero percent of the participant’s Target Amount (for performance falling short of the goals) to a percentage in excess of the participant’s Target Amount (for performance exceeding the goals). The Compensation Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance. A participant must be an employee on the date of the bonus payout for fiscal 2017 (if any) in order to be eligible for any bonus under the EIP.
* For definitions, please view the Glossary of Terms later in this document.
Approval of Restricted Stock Units and Performance Stock Units
On March 10, 2016, the Compensation Committee granted Restricted Stock Unit (“RSU”) and Performance Stock Unit (“PSU”) awards to certain executives.
The amounts of RSUs granted to these executives individually ranged from 14,298 to 57,193.  The RSUs vest annually over a three year period from the date of grant and, in the case of certain executives, are subject to accelerated vesting in the event the executive is terminated other than for cause (as defined in the equity award agreement) or resigns for good reason (as defined in the equity award agreement).

The PSU awards provide for a minimum, target and maximum number of shares to be earned based upon progress toward predetermined performance criteria. For fiscal 2017 awards, PSU vesting will be contingent upon achievement of performance goals adopted by the Committee (“Performance Results”) and Autodesk’s total stockholder return compared against the S&P Computer Software Select Index (“Relative TSR”) over one-, two- and three-year performance periods. PSUs are also subject to continued vesting for up to12 months in the event the executive is terminated other than for cause (as defined in the equity award agreement) or resigns for good reason (as defined in the equity award agreement). For fiscal 2017, Performance Results will be based on net new model subscription additions, new model ARR, total non-GAAP spend, and total subscription renewal levels. The use of these goals motivates management to drive Autodesk’s ongoing business model transition and this, combined with Relative TSR, aligns these awards with the long-term interests of our stockholders.
The PSUs are split into three tranches:

•	Up to one third of the PSUs may vest following year one, depending upon the achievement of Performance Results for year one as well as 1-year Relative TSR (covering year one).

•	Up to one third of the PSUs may vest following year two, depending upon the achievement of Performance Results for year two as well as 2-year Relative TSR (covering years one and two).

•	Up to one third of the PSUs may vest following year three, depending upon the achievement of Performance Results for year three as well as 3-year Relative TSR (covering years one, two and three).
Performance Results for the relevant performance period could result in PSU attainment of 0% to 150% of target. Once the Performance Results percentage is established, it is multiplied by a percentage ranging from 80% to120%, depending on Autodesk’s Relative TSR for the period. The combined impact of these performance criteria is that PSUs could be earned from 0% to 180% of target.
The target amounts of shares that the executives could receive upon vesting of the PSUs individually ranged from 14,298 to 85,790.

Glossary of Terms
Annualized Recurring Revenue (“ARR”): Represents the annualized value of our average monthly recurring revenue for the preceding three months.
New Model: Relates to our desktop, cloud services, and enterprise license offerings.
Non-GAAP Spend: Is total non-GAAP cost of goods sold plus non-GAAP operating expense.
Non-GAAP Cost of Goods Sold: Is cost of goods sold excluding stock-based compensation expense and amortization of acquisition-related developed technologies.
Non-GAAP Operating Expense: Is operating expense excluding stock-based compensation expense, amortization of acquisition-related developed technologies and purchased intangibles, restructuring charges (benefits) and other exit costs, net, and any goodwill impairments.
Recurring Revenue: Represents the revenue for the period from our maintenance, desktop, cloud services and enterprise license offerings, including portions of revenue allocated to license & other revenue for those offerings. It excludes revenue from Autodesk Consulting Services, and subscription revenue related to education offerings, consumer product offerings, select Creative Finishing product offerings, Autodesk Buzzsaw, Autodesk Constructware, and third party products. Recurring revenue acquired with the acquisition of a business is captured and may cause variability in the comparison of this calculation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary
Date: March 15, 2016